EXHIBIT 99

                  PRESS RELEASE OF WEBSTER CITY FEDERAL BANCORP

                                                                  March 19, 2004
                                                           FOR IMMEDIATE RELEASE

                                           Contact: Phyllis A. Murphy, President
                                                     and Chief Executive Officer
                                                              Tel (515) 832-3071


                          WEBSTER CITY FEDERAL BANCORP
                              ANNUAL EARNINGS NEWS


Webster City Federal Bancorp reported consolidated net earnings of $1,187,000 or $.31 per share for the year ended December 31, 2003 compared to $1,437,000 or $.38 per share for the period ended December 31, 2002.

The Company reported total assets of $104,753,000 for the year ended December 31, 2003 compared to $103,554,000 for the same period ended December 31, 2002.

The asset quality of the Company remained strong, with non-performing assets as a percentage of total assets at .53%.

Refinancing of mortgage loans was at record levels in 2003. Webster City Federal Savings Bank, the savings bank subsidiary of the Company, is a portfolio lender and chose to keep rates somewhat higher than the market rather than put long term, fixed rate assets on the books in this historically low interest rate environment. This resulted in a reduction of loans outstanding from the prior year and an increase in investment securities. By laddering it's investment securities, the Company believes it is well-positioned to take advantage of market opportunities as they arise.

The Company announced a two-for-one stock split paid on September 24, 2003. The stock price at the close of 2002 was $9.50 per share (adjusted for the stock split). The 2003 year end price was $14.00 per share, for an increase of 47% from the prior year. The dividend paid to shareholders was increased by 36% in the fourth quarter of 2003.

Webster City Federal Bancorp is the holding company for Webster City Federal Savings Bank and Security Title & Abstract, Inc. The Company's stock trades under the Nasdaq symbol of WCFB.

Safe Harbor Statement
---------------------

This news release and other releases and reports issued by the Company, including reports to the Securities and Exchange Commission, may contain "forward-looking statements". The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identifiable by use of the words "believe", "expect," "intend," "anticipate," "estimate," "project" or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain.

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Selected Financial Condition Data

                                                                               At December 31,
                                                     ---------        ---------        ---------        ---------       ----------
                                                        2003            2002             2001              2000            1999
                                                     ---------        ---------        ---------        ---------       ----------
                                                                                                                      (In Thousands)

Total assets                                          $104,753         $103,554         $102,361         $ 95,430         $ 94,525
Loans receivable, net
    Real estate                                         66,196           69,510           70,031           63,831           58,592
    Consumer and other                                   2,832            3,809            4,461            5,273            3,600
                                                      --------         --------         --------         --------         --------
    Total loans receivable, net                         69,028           73,319           74,492           69,104           62,192

Mortgage-backed securities                               1,627            2,684            4,205            6,025            7,806
Investments                                             13,627            7,697           10,189           11,518           14,916
Cash and cash equivalents                                3,431            5,252            9,183            6,251            4,986
Time deposits in other financial institutions           12,273           10,892            1,399
Deposits                                                70,856           70,217           70,043           65,146           67,918
Stockholders' equity, substantially
restricted                                              22,664           22,319           21,348           20,905           22,348



Summary of Operations

                                                                              Year Ended December 31,

                                                      2003              2002             2001            2000             1999
                                                  --------------     ------------     ------------    ------------     ------------
                                                                    (Dollars in thousands, except earnings per share
                                                                          And cash dividends per share amounts)

Interest income                                      $6,023            $6,652            $6,713            $6,702            $6,410

Interest expense                                      2,366             2,736             3,465             3,301             3,010
                                                     ------            ------            ------            ------            ------
   Net interest income before provision

     for loan losses                                  3,657             3,917             3,248             3,401             3,400

Provision for loan losses                              --                  80              --                --                --
                                                     ------            ------            ------            ------            ------
   Net interest income after provision

     for loan losses                                  3,657             3,837             3,248             3,401             3,400
                                                     ------            ------            ------            ------            ------
Noninterest income:

  Service charges and other fees                        209               218               258               181               162

  Other income                                          196               183               198               166                51
                                                     ------            ------            ------            ------            ------
   Total noninterest income
                                                        405               401               456               347               213
Noninterest expense:

  Salaries and employee benefits                      1,179             1,143             1,009               892               811

  Premises and equipment                                159               207               126               131               117

  Other real estate expenses, net                         2                22                 6                 1                 2

  Advertising                                            37                29                30                27                29

  Federal deposit insurance premiums                     15                10                13                14                40

  Other                                                 805               622               682               591               585
                                                     ------            ------            ------            ------            ------

    Total noninterest expense                         2,197             2,035             1,866             1,656             1,584
                                                     ------            ------            ------            ------            ------
Income before income taxes and accounting
changes                                               1,865             2,204             1,838             2,092             2,029

Income tax expense                                      678               766               648               791               780
                                                     ------            ------            ------            ------            ------
  Net income

                                                     $1,187            $1,437            $1,190            $1,301            $1,249
                                                     ======            ======            ======            ======            ======



Earnings per share - basic                           $ 0.31            $ 0.38            $ 0.32            $ 0.34            $ 0.30
                                                     ======            ======            ======            ======            ======

Earnings per share - diluted                         $ 0.31            $ 0.38            $ 0.32            $ 0.34            $ 0.30
                                                     ======            ======            ======            ======            ======

Cash dividends per share                             $  .56            $ 0.50            $ 0.40            $ 0.40            $ 0.40
                                                     ======            ======            ======            ======            ======

Financial Ratios and Other Data






                                                                       At or for the Year Ended December 31,
                                                    -------------------------------------------------------------------------
                                                       2003            2002           2001            2000           1999
                                                    ------------    -----------    -----------     ------------    ----------


Equity to assets at year end                             21.64%         21.55%         20.85%           21.91%        23.64%
Net interest spread                                       2.99%          3.24%          2.42%            2.60%         2.61%
Net interest margin                                       3.58%          3.42%          3.44%            3.72%         3.72%
Return on average assets                                  1.10%          1.43%          1.23%            1.39%         1.39%
Return on average equity                                  5.14%          6.81%          5.80%            6.17%         5.49%
Stockholders' equity to average assets ratio             21.45%         22.19%         22.03%           22.40%        23.98%
Non-interest income to average assets ratio               0.39%          0.40%          0.48%            0.35%         0.22%
Non-interest expense to average assets ratio              2.08%          2.02%          1.93%            1.64%         1.69%
Nonperforming loans to net loans                           .80%           .18%          1.30%            0.29%         0.01%
Nonperforming assets to total assets                       .53%           .12%          1.00%            0.21%         0.01%
Average interest-earning assets to
  average interest-bearing liabilities                  125.40%        126.21%        128.02%          131.21%       133.80%
Allowance for loan losses to
  net loans receivable                                    0.56%          0.55%          0.51%            0.59%         0.61%
Allowance for loan losses to
  nonperforming loans                                    69.65%         397.1%         41.61%              N/M           N/M

Net interest income to non-interest expense             166.48%        188.55%        174.03%          205.31%       214.71%

Number of full service offices                                1              1              1                1             1


   N/M = Not Meaningful